EXHIBIT  5.01

Tuvia Erlich
Meir Linzen
Alan Sacks
Yaacov Brandt
Ehud Sol
Janet Levy Pahima
Eldar Ben-Ruby
Amir Seraya
Yael (Neeman) Bar-Shai
Yaacov Sharvit
Alon Sahar
Eliot Sacks
Baruch Katzman
David Zailer
Mark Phillips
Adam Eytan
Orly Gerbi
Moshe Hardi
Gilad Wekselman
Yossi Ashkenazi
Gil White
Anthony Leibler
Eldad Chamam
Ilanit Landesman Yogev
Limor Hodir
Ory  Nacht
Maya Racine Netser
Esther Sternbach
Roni Libster
Karen  L. Elburg
Hanan Haviv
Liat Shaked-Katz
Ruth Dagan
Asher Dovev
Haim Gueta
Odelia Offer
Sharon Petel
Moria Tam-Harshoshanim
Guy Katz
Daniel Reisner
Nurit Dagan
Yaniv Dinovitch

Nir Raber
Boaz Mizrahi
Harriet Finn
Jay K. Kupietzky
Alon Ziv
Ofir Segev
Ran Hai
Ronen Reingold
Haya Ehrman
Tal Dror Schwimmer
Shai Kagan
Chagai Vered
Gilad Majerowicz
Yuval Navot
Irit Roth
Boaz Golan
Michal Caspi
Shira Margalit -Elbaz
Efri Berkovich
Yehoshua Gurtler
Shachar Porat
Amir Peres
Yair Geva
Nir Dash
Itzhak Shragay
Eran Lempert
Tamara Tapoohi Waldman
Hanna Bilavsky
Saar Pauker
Orit Hipsher
Moshe Yaacov
Daniel Lipman Lowbeer
Carmit Keanan
Neil Wilkof
Jeffrey Berk
Tal Even-Zahav
Nahshon Axelrad
Ruth Bergwerk
Ron Ben-Menachem
Yuval Meidar
Aviram Hazak
Aya Ben David Ashbel

Efrat Ben-Eliezer
Efrat Ziv
Sagit Avital-Asaf
Robert Wiseman
Moran Yemini
Michal Gutelzon
Yahav Drori
Dan Sharot
Vladi Borodovsky
Itai Sarfaty
Elad Shaul
Gal Schwartz
Ran Kedem
Ra'anan Sagi
Na’ama Babish
Revital Katz
Eran Wagner
Orit Strauss
Nachi Kurizki
Dana Gal-Altbauer
Ronen Hausirer
Michal Haberfeld
Hen Tirosh
Racheli Pry-Reichman
Gilad Neeman
Ifat Pagis-Gelman
Ayelet Regavim-Kahanov
Efrat Raveh Bashan
Ariel Yosefi
Asaf Nahum
Tal Hamdi
Ronit Bernstein
Yael Chervinsky  Edan
Gilad Shay
Roi Hayun
Irma Tschernia Shepper
Simcha Koevary
Coby Solomon
Maayan Hammer-Tzeelon
Chen Luzzatto
Tseela Yurkevich
Limor Lerner  Shechter

Adina Shapiro
Lev Zigman
Noa Landau Bar-Ner
Uriel Mozes
Tsouriel Picard
Tamar Fefer-Solomon
Elad Wieder
Ilana Berman-Nir
Tamar Bachar
Nir Gal
Tzvi-David Bernstein
Adar Ortal
Ohad Elkeslassy
Efrat Tzur
Dana Kashi
Nir Miller
Assaf Naveh
Shuki Chen
Dikla Nassi
Chen Dekel-Zilber
Yotam Blaushild
Chen Moyal
Eyal Shaltieli
Gilit Mantinband
Yael Zelnik
Michal Pereg
Shahar Levi
Erez Nahum
Yana Slotsnik
Tomer Farkash
Maor Roth
Maya Hausfater
Zara Gold
Sahar Regev
Niva Dimor
Lior Bechar
Einav Hodor
Omer Yaniv
Nadav Yariv
Jenia Melkhior
Shir Sudak
Shay Macover

Karin Fried
Tal Avigdory
Yehonatan Ohayon
Shani Schlamm
Lital Wolfovitz
Inbal Konforty
Mor Atias
Reut Alcalay
Noy Dor
Menachem Danishefsky
Michal Weisbert
Gabriel Jacobson
Liraz Cohen
Aviv Parienty
Hilla Sachs
Keren Horowitz
Rafael Herbst
Zvika Friedman
Hadas Waissler
Sarit Shainboim
Netanel Haim
Yael Hauser
Yaron Avni
Itamar Gur
Yehuda Hommfor
Doron Hindin
Amit Laufer
Rotem Shay
Tomer Marsha
Yaron Avni
Samantha Moddel Orkin
Shani Gertzman
Nofar Asselman
Michal Weiner
Tal Zohar
Barak Peled
David Fruchtman
Einat Steiner
Avi Snir

February 12, 2013
File No: 10887

BluePhoenix Solutions Ltd.
8 Maskit Street
Herzliya 46120
Israel

Ladies and Gentlemen:

We have acted as special Israeli counsel to BluePhoenix Solutions Ltd., an Israeli company (the “Company”), in connection with the Registration Statement on Form F-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission on the date hereof. The Registration Statement relates to the resale from time to time by the selling shareholders identified therein of up to 3,678,392 ordinary shares of the Company, par value NIS 0.04 per share (“Ordinary Shares”) held by the selling shareholders.

In so acting, we have examined such statutes, regulations, corporate records, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents.  As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.  We have considered such questions of Israeli law as we have deemed necessary for the purpose of rendering this opinion.  We are members of the Bar of the State of Israel and, in rendering our opinion, we do not pass (expressly or by implication) on the laws of any jurisdiction other than the State of Israel. Our opinion relates only to Israeli laws.

Based upon the foregoing, we are of the opinion that the 3,678,392 Ordinary Shares registered for resale under the Registration Statement were duly authorized, validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the heading “Legal Matters” in the prospectus contained in the Registration Statement.

Very truly yours, /s/ Herzog, Fox & Neeman Herzog, Fox & Neeman